Exhibit 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,AS
ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 of Everest Re Group, Ltd., a company organized under the laws of Bermuda (the “Company”), filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. ss. 1350, as enacted by section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 14, 2003

/s/ JOSEPH V. TARANTO
Joseph V. Taranto
Chairman and Chief
     Executive Officer

/s/ STEPHEN L. LIMAURO
Stephen L. Limauro
Executive Vice President
and Chief Financial Officer